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                                                                     EXHIBIT 5.1

                      [PILLSBURY WINTHROP, LLP LETTERHEAD]

January 15, 2002


Cardima, Inc.
47266 Benicia Street
Fremont, California 94538


Ladies and Gentlemen:

     We are acting as counsel for Cardima, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of (i) 2,822,471 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of the Company, (ii) 1,693,481 shares (the "Warrant Shares") of Common Stock issued or issuable upon exercise of certain redeemable warrants to purchase Common Stock and warrants to purchase Common Stock issued by the Company on August 9, 10 and 13, 2001 and (iii) 813,894 shares of Common Stock issued or issuable upon exercise of warrants to purchase common stock of the Company issued on April 12, 1999 and February 25, 2000 as adjusted May 3, 2001 (the "Additional Warrant Shares"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to such shares of Common Stock. Such Registration Statement, as amended, is herein referred to as the "Registration Statement."

     In connection with the foregoing, we have examined the Amended and Restated Certificate of Incorporation, the Bylaws of the Company, certificates of officers of the Company and public officials, and such other documentation as we have deemed necessary or advisable in order to render the opinions expressed herein.

     Based upon the foregoing, we are of the opinion that (1) the 2,822,471 Shares) have been duly authorized and legally issued and the Shares are fully paid and non-assessable; (2) the 1,693,481 Warrant Shares have been duly authorized and, when issued in connection with the terms of the Warrants for the consideration set forth therein, will be legally issued, fully paid and non-assessable and (3) the 813,894 Additional Warrant Shares have been duly authorized and, when issued in connection with the terms of the warrants for the consideration set forth therein, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                           Very truly yours,


                                           /s/ PILLSBURY WINTHROP LLP